UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
On March 26, 2010, Flagstar Bancorp, Inc. (the “Company”) and Flagstar Bank, FSB entered into an Underwriting Agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriters 500,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The public offering price of the Common Stock is $0.50 per share. The Company has also granted the Underwriters a 30-day option to purchase up to 75,000,000 additional shares to cover over-allotments, if any.
The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties and as of the date of entering into the Underwriting Agreement, and are not factual information to investors about the Company. The Company expects to close the sale of Common Stock on March 31, 2010, subject to customary closing conditions.
The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-162823) (the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated December 30, 2009, filed as part of the Registration Statement, as supplemented by the final prospectus supplement, dated March 26, 2010.
Pursuant to the Underwriting Agreement, the directors, executive officers and MP Thrift Investments, L.P. of the Company entered into agreements substantially in the form included in the Underwriting Agreement providing for a 120-day “lock-up” period pursuant to which they agreed, subject to certain exceptions, not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the director or executive officer or with respect to which the director or executive officer has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of Sandler O’Neill & Partners, L.P.
In connection with the issuance and sale of the Common Stock, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Kutak Rock LLP as to the legality of the shares of Common Stock (Exhibit 5.1), and (iii) the consent of Kutak Rock LLP (Exhibit 23.1).
Item 8.01. Other Events.
On March 26, 2010, the Company issued a press release announcing the pricing terms of its previously announced Common Stock offering of 500,000,000 shares to be sold by the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
          (d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 26, 2010, by and between Flagstar Bancorp, Inc., Flagstar Bank, FSB, and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.

5.1	Opinion of Kutak Rock LLP regarding the legality of the securities offered.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 26, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: March 29, 2010	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer